Exhibit 32

Certification Pursuant to
Exchange Act Rule 15d-14(b) and
18 U.S.C. Section 1350

I, Gordon R. Arnold, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

ii. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Monitor Corporation and will be retained by Sierra Monitor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:

August 13, 2008

By:    /s/ Gordon R. Arnold

Gordon R. Arnold

Chief Executive Officer

Chief Financial Officer